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                                                                    Exhibit 23.1




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-37299, Form S-8 No. 333-74565 and Form S-8 No. 333-96197)
pertaining to the Renal Care Group, Inc. Fourth Amended and Restated 1996 Stock Incentive Plan, the Renal Care Group, Inc. 1999 Long-Term Incentive Plan and the Dialysis Centers of America Inc. Equity Compensation Plan of our reports dated February 24, 2000, with respect to the consolidated financial statements and schedule of Renal Care Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



                                         /s/ ERNST & YOUNG LLP


Nashville, Tennessee
March 27, 2000